EXHIBIT 1.A.(5)(g)


                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

                               POLICY ILLUSTRATION
                                Variable Account

THE PURPOSE OF THIS ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF THE UNDERLYING SUB-ACCOUNTS COULD AFFECT THE POLICY CASH VALUE AND DEATH BENEFIT ASSUMING THE CURRENT POLICY COSTS CONTINUE. THIS ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED TO PROJECT OR PREDICT INVESTMENT RESULTS.

PREMIUMS ARE PAID AT THE BEGINNING OF THE YEAR. THE CASH VALUE AND DEATH BENEFIT ARE SHOWN AS OF THE END OF EACH POLICY YEAR.

PREPARED FOR:

   Male 55 No Tobacco
2nd Client
   Female 55 No Tobacco

Initial Total Face Amount: $1,000,000
Initial Death Benefit Option: A (Level)
Annual Premium: $19,738.65

Death Benefit Guarantee (DBG) to end of year: 36
Initial Minimum Annual Premium for DBG: $19,738.65

                         ------------------------------CURRENT POLICY COSTS----------------------------
                              0.00% GROSS HYPOTHETICAL RETURN       10.00% GROSS HYPOTHETICAL RETURN
                           (-1.69% NET YRS 1-10, -1.04% YRS 11+)   (8.31% NET YRS 1-10, 8.96% YRS 11+)
                         ------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
  1  56  56    19,739        15,736            0     1,000,000       17,439            0     1,000,000
  2  57  57    19,739        31,123        2,323     1,000,000       36,223        7,423     1,000,000
  3  58  58    19,739        46,162       17,362     1,000,000       56,461       27,661     1,000,000
  4  59  59    19,739        60,855       32,055     1,000,000       78,268       49,468     1,000,000
  5  60  60    19,739        75,199       46,399     1,000,000      101,769       72,969     1,000,000
              -------
               98,693

  6  61  61    19,739        89,192       63,272     1,000,000      127,097      101,177     1,000,000
  7  62  62    19,739       102,814       79,774     1,000,000      154,381      131,341     1,000,000
  8  63  63    19,739       116,039       95,879     1,000,000      183,759      163,599     1,000,000
  9  64  64    19,739       128,849      111,562     1,000,000      215,379      198,099     1,000,000
 10  65  65    19,739       141,190      126,790     1,000,000      249,407      235,007     1,000,000
              -------
              197,387

 11  66  66    19,739       154,403      142,883     1,000,000      288,304      276,784     1,000,000
 12  67  67    19,739       167,101      158,461     1,000,000      330,413      321,773     1,000,000
 13  68  68    19,739       179,258      173,498     1,000,000      376,039      370,279     1,000,000
 14  69  69    19,739       190,826      187,946     1,000,000      425,509      429,629     1,000,000
 15  70  70    19,739       201,748      201,748     1,000,000      479,194      479,194     1,000,000
              -------
              296,080

 16  71  71    19,739       211,975      211,975     1,000,000      537,527      537,527     1,000,000
 17  72  72    19,739       221,413      221,413     1,000,000      600,982      600,982     1,000,000
 18  73  73    19,739       230,025      230,025     1,000,000      670,151      670,151     1,000,000
 19  74  74    19,739       237,658      237,658     1,000,000      745,673      745,673     1,000,000
 20  75  75    19,739       244,201      244,201     1,000,000      828,335      828,335     1,000,000
              -------
              394,773


--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 1 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

                         ------------------------------CURRENT POLICY COSTS----------------------------
                              0.00% GROSS HYPOTHETICAL RETURN       10.00% GROSS HYPOTHETICAL RETURN
                           (-1.69% NET YRS 1-10, -1.04% YRS 11+)   (8.31% NET YRS 1-10, 8.96% YRS 11+)
                         ------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
 21  76  76    19,739       255,660      255,660     1,000,000      922,176      922,176     1,000,000
 22  77  77    19,739       265,833      265,833     1,000,000    1,024,786    1,024,786     1,076,025
 23  78  78    19,739       274,479      274,479     1,000,000    1,136,424    1,136,424     1,193,246
 24  79  79    19,739       281,335      281,335     1,000,000    1,257,834    1,257,834     1,320,727
 25  80  80    19,739       286,133      286,133     1,000,000    1,389,826    1,389,826     1,459,317
              -------
              493,466

 26  81  81    19,739       288,604      288,604     1,000,000    1,533,268    1,533,268     1,609,932
 27  82  82    19,739       288,538      288,538     1,000,000    1,689,105    1,689,105     1,773,560
 28  83  83    19,739       285,627      285,627     1,000,000    1,858,338    1,858,338     1,951,255
 29  84  84    19,739       279,478      279,478     1,000,000    2,042,038    2,042,038     2,144,141
 30  85  85    19,739       269,627      269,627     1,000,000    2,241,345    2,241,345     2,353,413
              -------
              592,160

 31  86  86    19,739       255,538      255,538     1,000,000    2,457,475    2,457,475     9,580,349
 32  87  87    19,739       236,360      236,360     1,000,000    2,691,687    2,691,687     2,826,272
 33  88  88    19,739       211,263      211,263     1,000,000    2,945,343    2,945,343     3,092,611
 34  89  89    19,739       179,311      179,311     1,000,000    3,219,900    3,219,900     3,380,895
 35  90  90    19,739       139,402      139,402     1,000,000    3,516,916    3,516,916     3,692,762
              -------
              690,853

 36  91  91    19,739        90,256       90,256     1,000,000    3,838,067    3,838,067     4,029,971
 37  92  92    19,739        30,083       30,083     1,000,000    4,188,641    4,188,641     4,356,187
*38  93  93    19,739             0            0             0    4,572,206    4,572,206     4,709,372
 39  94  94    19,739             0            0             0    4,992,922    4,992,922     5,092,781
 40  95  95    19,739             0            0             0    5,455,673    5,455,673     5,510,231
              -------
              789,546

 41  96  96    19,739             0            0             0    5,963,856    5,963,856     5,963,857
 42  97  97    19,739             0            0             0    6,517,457    6,517,457     6,517,457
 43  98  98    19,739             0            0             0    7,120,534    7,120,534     7,120,535
 44  99  99    19,739             0            0             0    7,777,511    7,777,511     7,777,511
 45 100 100    19,739             0            0             0    8,493,203    8,493,203     8,493,203
              -------
              888,239

 46 101 101         0             0            0             0    9,252,162    9,252,162     9,252,163
 47 102 102         0             0            0             0   10,078,952   10,078,952    10,078,953
 48 103 103         0             0            0             0   10,979,635   10,979,635    10,979,636
 49 104 104         0             0            0             0   11,960,815   11,960,815    11,960,815
 50 105 105         0             0            0             0   13,029,685   13,029,685    13,029,686
              -------
              888,239


--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 2 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

                         ------------------------------CURRENT POLICY COSTS----------------------------
                              0.00% GROSS HYPOTHETICAL RETURN       10.00% GROSS HYPOTHETICAL RETURN
                           (-1.69% NET YRS 1-10, -1.04% YRS 11+)   (8.31% NET YRS 1-10, 8.96% YRS 11+)
                         ------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
 51 106 106         0             0            0             0   14,194,084   14,194,084    14,194,084
 52 107 107         0             0            0             0   15,462,549   15,462,549    15,462,549
 53 108 108         0             0            0             0   16,844,380   16,844,380    16,844,380
 54 109 109         0             0            0             0   18,349,709   18,349,709    18,349,710
 55 110 110         0             0            0             0   19,989,574   19,989,574    19,989,575
              -------
              888,239

* Year 38, Month 7
  Based on current costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.



--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 3 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

                               POLICY ILLUSTRATION
                                Variable Account

THE PURPOSE OF THIS ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF THE UNDERLYING SUB-ACCOUNTS COULD AFFECT THE POLICY CASH VALUE AND DEATH BENEFIT ASSUMING THE MAXIMUM POLICY COSTS GUARANTEED IN THE POLICY WERE CHARGED. THIS ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED TO PROJECT OR PREDICT INVESTMENT RESULTS.

PREMIUMS ARE PAID AT THE BEGINNING OF THE YEAR. THE CASH VALUE AND DEATH BENEFIT ARE SHOWN AS OF THE END OF EACH POLICY YEAR.

PREPARED FOR:

   Male 55 No Tobacco
2nd Client
   Female 55 No Tobacco

Initial Total Face Amount: $1,000,000
Initial Death Benefit Option: A (Level)
Annual Premium: $19,738.65

Death Benefit Guarantee (DBG) to end of year: 36
Initial Minimum Annual Premium for DBG: $19,738.65

                         --------------------------MAXIMUM GUARANTEED POLICY COSTS---------------------
                              0.00% GROSS HYPOTHETICAL RETURN       10.00% GROSS HYPOTHETICAL RETURN
                                    (-1.69% NET RETURN)                      (8.31% NET RETURN)
                         ------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
  1  56  56    19,739        15,682            0     1,000,000       17,381            0     1,000,000
  2  57  57    19,739        30,986        2,186     1,000,000       36,073        7,273     1,000,000
  3  58  58    19,739        45,896       17,096     1,000,000       56,160       27,360     1,000,000
  4  59  59    19,739        60,394       31,594     1,000,000       77,736       48,936     1,000,000
  5  60  60    19,732        74,458       45,658     1,000,000      100,896       72,096     1,000,000
               ------
               98,693

  6  61  61    19,739        88,060       62,140     1,000,000      125,739       99,819     1,000,000
  7  62  62    19,739       101,159       78,119     1,000,000      152,366      129,326     1,000,000
  8  63  63    19,739       113,701       93,541     1,000,000      180,874      160,714     1,000,000
  9  64  64    19,739       125,616      108,336     1,000,000      211,361      194,081     1,000,000
 10  65  65    19,739       136,826      122,426     1,000,000      243,934      229,534     1,000,000
              -------
              197,387

 11  66  66    19,739       147,246      135,726     1,000,000      278,714      267,194     1,000,000
 12  67  67    19,739       156,787      148,147     1,000,000      315,847      307,207     1,000,000
 13  68  68    19,739       165,365      159,605     1,000,000      355,512      349,752     1,000,000
 14  69  69    19,739       172,862      169,982     1,000,000      397,905      395,025     1,000,000
 15  70  70    19,739       179,141      179,141     1,000,000      443,255      443,255     1,000,000
              -------
              296,080

 16  71  71    19,739       184,008      184,008     1,000,000      491,812      491,812     1,000,000
 17  72  72    19,739       187,198      187,198     1,000,000      543,867      543,867     1,000,000
 18  73  73    19,739       188,357      188,357     1,000,000      599,772      599,772     1,000,000
 19  74  74    19,739       187,055      187,055     1,000,000      659,990      659,990     1,000,000
 20  75  75    19,739       182,811      182,811     1,000,000      725,165      725,165     1,000,000
              -------
              394,773


--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 4 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

                         --------------------------MAXIMUM GUARANTEED POLICY COSTS---------------------
                              0.00% GROSS HYPOTHETICAL RETURN       10.00% GROSS HYPOTHETICAL RETURN
                                    (-1.69% NET RETURN)                      (8.31% NET RETURN)
                         ------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
 21  76  76    19,739       177,439      177,439     1,000,000      798,650      798,650     1,000,000
 22  77  77    19,739       168,048      168,048     1,000,000      879,451      879,451     1,000,000
 23  78  78    19,739       154,003      154,003     1,000,000      969,156      969,156     1,017,614
 24  79  79    19,739       134,522      134,522     1,000,000    1,066,722    1,066,722     1,120,059
 25  80  80    19,739       108,548      108,548     1,000,000    1,171,738    1,171,738     1,230,326
              -------
              493,466

 26  81  81    19,739        74,623       74,623     1,000,000    1,284,670    1,284,670     1,348,904
 27  82  82    19,739        30,761       30,761     1,000,000    1,405,982    1,405,982     1,476,282
*28  83  83    19,739             0            0     1,000,000    1,536,133    1,536,133     1,612,940
 29  84  84    19,739             0            0     1,000,000    1,675,575    1,675,575     1,759,355
 30  85  85    19,739             0            0     1,000,000    1,824,765    1,824,765     1,916,004
              -------
              592,160

 31  86  86    19,739             0            0     1,000,000    1,984,164    1,984,164     2,083,373
 32  87  87    19,739             0            0     1,000,000    2,154,242    2,154,242     2,261,954
 33  88  88    19,739             0            0     1,000,000    2,335,472    2,335,472     2,452,246
 34  89  89    19,739             0            0     1,000,000    2,528,330    2,528,330     2,654,747
 35  90  90    19,739             0            0     1,000,000    2,733,268    2,733,268     2,869,932
              -------
              690,853

 36  91  91    19,739             0            0     1,000,000    2,950,704    2,950,704     3,098,240
 37  92  92    19,739             0            0             0    3,187,903    3,187,903     3,315,419
 38  93  93    19,739             0            0             0    3,448,111    3,448,111     3,551,555
 39  94  94    19,739             0            0             0    3,735,312    3,735,312     3,810,019
 40  95  95    19,739             0            0             0    4,054,594    4,054,594     4,095,140
              -------
              789,546

 41  96  96    19,739             0            0             0    4,408,212    4,408,212     4,408,213
 42  97  97    19,739             0            0             0    4,790,938    4,790,938     4,790,938
 43  98  98    19,739             0            0             0    5,205,166    5,205,166     5,205,166
 44  99  99    19,739             0            0             0    5,653,489    5,653,489     5,653,490
 45 100 100    19,739             0            0             0    6,138,715    6,138,715     6,138,716
              -------
              888,239

 46 101 101         0             0            0             0    6,643,853    6,643,853     6,643,854
 47 102 102         0             0            0             0    7,190,570    7,190,570     7,190,570
 48 103 103         0             0            0             0    7,782,287    7,782,287     7,782,288
 49 104 104         0             0            0             0    8,422,710    8,422,710     8,422,711
 50 105 105         0             0            0             0    9,115,847    9,115,847     9,115,848
              -------
              888,239


--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 5 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

                         --------------------------MAXIMUM GUARANTEED POLICY COSTS---------------------
                              0.00% GROSS HYPOTHETICAL RETURN       10.00% GROSS HYPOTHETICAL RETURN
                                    (-1.69% NET RETURN)                      (8.31% NET RETURN)
                         ------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
 51 106 106         0             0            0             0    9,866,038    9,866,038     9,866,038
 52 107 107         0             0            0             0   10,677,978   10,677,978    10,677,978
 53 108 108         0             0            0             0   11,556,750   11,556,750    11,556,750
 54 109 109         0             0            0             0   12,507,855   12,507,855    12,507,855
 55 110 110         0             0            0             0   13,537,247   13,537,247    13,537,248
              -------
              888,239

* Year 28, Month 8
  Based on the maximum guaranteed costs and a 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.



--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 6 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

                  VALUABLE INFORMATION ABOUT YOUR ILLUSTRATION

This is an illustration, not a contract, and must be preceded or accompanied by a current Prospectus.

This illustration does not recognize that, because of inflation, a dollar in the future has less value than a dollar today.

The values illustrated comply with the Internal Revenue Code definition of life insurance.

GROSS HYPOTHETICAL RETURNS. The gross hypothetical returns shown are illustrative only and should not be deemed a representation of past or future rates of return. No representation may be made by your agent or ReliaStar Life Insurance Company that these hypothetical rates of return can be achieved or sustained over any period of time. The death benefits and cash surrender values for a policy may be different from those shown, even if the actual rates of return averaged the hypothetical rate of return illustrated over a period of years but fluctuated above or below that average at any time during the period.

NET ANNUAL RETURN. The net rate illustrated reflects a reduction from the gross rate to cover ReliaStar Life Insurance Company's mortality and expense risk charge and portfolio operating expenses. For current costs, the mortality and expense risk charge on an annual basis is equal to 0.90% of the Variable
Account assets for years one through ten, and 0.25% thereafter. For maximum guaranteed costs, the mortality and expense risk charge on an annual basis is equal to 0.90% in years one through ten, and 0.90% thereafter. An average portfolio operating expense of 0.79% is deducted from the gross return.
The actual portfolio expense deducted would vary based on the premium allocation specified.

SUB-ACCOUNT ALLOCATION. This illustration assumes that the net premiums (after expense deductions) have been allocated to the Variable Account. Variable Accumulation Design offers the policy owner the opportunity to select those sub-accounts that most clearly reflect their own tolerance for risk. Sub-accounts and their allocations are selected initially and can be changed or transferred between the sub-accounts of the policy without creating a taxable event. Currently, there is no charge on the first 94 transfers in a policy year, but there is a charge of $25.00 for each subsequent transfer. We reserve the right to limit transfers to four per policy year and charge $25.00 for every transfer.

F1XED ACCOUNT. A portion of premiums and accumulation values may also be allocated to the Fixed Account. The Fixed Account is an interest paying account that offers a guarantee of both principal and interest at a minimum annual rate of 3% on amounts credited to the account. ReliaStar Life Insurance Company has complete ownership and control of all of the assets of the Fixed Account. For current interest crediting rates on the Fixed Account, ask your Registered Representative.

MINIMUM MONTHLY PREMIUM. A minimum monthly premium of $1,644.88 is required to issue the policy and is guaranteed to maintain the base policy death benefit guarantee. This minimum premium will change if increases or decreases are made in any of the policy benefits.

DEATH BENEFIT GUARANTEE. A death benefit guarantee is in effect for 36 policy years provided minimum premiums (net of policy loans and withdrawals) are paid. The death benefit guarantee prevents the policy from lapsing during this period even if the cash surrender value is not sufficient to cover the monthly deduction due. The death benefit guarantee allows for financial security regardless of sub-account performance. Please see the Prospectus for a full explanation of this provision.

DEDUCTIONS AND CHARGES. A premium expense charge is deducted from each premium paid. The accumulation value of the policy is subject to several charges: a monthly administration charge, a monthly amount charge (for 20 policy years after issue or any increase), a mortality and expense risk charge, and the cost of insurance for the base policy and any riders. Surrender charges are applicable for the first 15 years and the first 15 years following any requested increase in the face amount.

POLICY SPLIT OPTION RIDER. Allows the policyowner to split the policy into two individual cash value life insurance policies in the event of a divorce of the insureds, dissolution of a business partnership of the insureds, or if there is a change in the federal estate tax laws that would eliminate the unlimited marital deduction or reduce by at least 50% the estate taxes payable at death. Evidence of insurability on each insured may be required to exercise this option. There is no cost for this rider.


--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 7 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

TAXATION. Tax laws are complex and change frequently. Changes in premium payments from those illustrated or other changes made to the illustrated policy after issue may result in classification as a Modified Endowment Contract (MEC). Distributions from a Modified Endowment Contract, including loans, are taxable as income in the year received to the extent that the accumulation value of the policy prior to the distribution exceeds the total premiums paid. In addition, distributions may be subject to an additional 10% income tax penalty if taken before age 59-1/2. For complete information on how distributions from this policy may affect your personal tax situation, always consult your professional tax advisor.

ISSUER. Variable Accumulation Design is a product of ReliaStar Life Insurance Company located at 20 Washington Avenue South, Minneapolis, MN 55401. The general distributor is Washington Square Securities, Inc., an affiliated company, member NASD/SIPC, located at 20 Washington Avenue South, Minneapolis, MN 55401 (612-372-5507). Form #85-230 (may vary by state).

PREMIUM LIMITS SUMMARY.
  Minimum First Year Annual Premium:     $19,738.65
  Initial Guideline Level Premium:       $21,888.00
  Initial Guideline Single Premium:     $241,817.42
  Initial MEC 7-pay Premium:             $52,509.80



--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 8 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

                       ILLUSTRATION SUMMARY AND DISCLOSURE
                                Variable Account

THIS PAGE SUMMARIZES INFORMATION FROM THE PREVIOUS LEDGER PAGES AND OUTLINES SOME IMPORTANT POLICY PROVISIONS. REVIEW THE INFORMATION PRESENTED BELOW. IF ACCEPTABLE, SIGN, DATE, AND RETURN THIS ILLUSTRATION, ALONG WITH THE APPLICATION FOR INSURANCE, TO RELIASTAR LIFE INSURANCE COMPANY.

PREPARED FOR:

   Male 55 No Tobacco
2nd Client
   Female 55 No Tobacco

Initial Total Face Amount: $1,000,000
Initial Death Benefit Option: A (Level)
Annual Premium: $19,738.65

Death Benefit Guarantee (DBG) to end of year: 36
Initial Minimum Annual Premium for DBG: $19,738.65


This summary is based on the premium outlay in the policy illustration. The cash value and death benefit are shown as of the end of the year.

---------------------------------------------------------------------------------------------------------------------------------
                               GUARANTEED COSTS                                      CURRENT COSTS
                          0.00% GROSS ANNUAL RETURN        0.00% GROSS ANNUAL RETURN             10.00% GROSS ANNUAL RETURN
                             (-1.69% NET RETURN)      (-1.69% NET YRS 1-10, -1.04% YRS 11+)  (8.31% NET YRS 1-10, 8.96% YRS 11+)
---------------------------------------------------------------------------------------------------------------------------------
Year 10
 Cash Surrender Value:               122,426                           126,790                             235,007
 Death Benefit:                    1,000,000                         1,000,000                           1,000,000

Year 20
 Cash Surrender Value:               182,811                           244,201                             828,335
 Death Benefit:                    1,000,000                         1,000,000                           1,000,000

Projected year when
 Death Benefit Ends:                      36                                37                        Does not end
---------------------------------------------------------------------------------------------------------------------------------

You may adjust your payment amounts, within limits, to extend or increase the cash value and death benefit.



I UNDERSTAND THAT:

PURCHASE OF LIFE INSURANCE. I am buying a flexible premium cash value variable life insurance policy issued by ReliaStar Life Insurance Company.

RECEIPT OF PROSPECTUS. I received the current Prospectus describing the terms and operation of the po1icy and the underlying sub-accounts. I'm keeping the Prospectus for further reference. I understand the policy has some features comparable to and others different from a traditional life insurance policy. I realize this Disclosure Statement highlights some, but not all, of the important aspects of the policy and that I should examine the Prospectus prior to purchasing a policy.

INSURANCE PROTECTION. The policy provides insurance protection until the younger insured's age 100, if the cash surrender value, as explained in the Prospectus, is sufficient to pay the monthly charges. After age 100, the policy stays inforce, but the death benefit reduces to equal the accumulation value.

SUB-ACCOUNT ALLOCATION. I may allocate a net premium (amount remaining after expense deductions) among one or more sub-accounts, each of which invests in one of the available portfolios. Each portfolio has a different investment objective, as described in the current Prospectus. In allocating net premiums to a sub-account, the investment performance of the underlying portfolios I select will impact the policy accumulation value and may impact the death benefit. Thus, the investment risk for those amounts is mine, and no minimum accumulation value in any sub-account(s) is guaranteed. I may also allocate net premiums to a Fixed Account, which the Company guarantees both as to principal and interest at a minimum annual rate of 3.0% (the Fixed Account is not available in New Jersey).


--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                           Page 9 of 10

                                                                  RELIASTAR LIFE
                                                      20 Washington Avenue South
                                                           Minneapolis, MN 55401
VARIABLE ACCUMULATION DESIGN
A SURVIVORSHIP FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
--------------------------------------------------------------------------------

SELECTED PORTFOLIO. The sub-accounts I select have varying portfolio operating expenses. Changes to the selected sub-accounts and the allocation percentages will have an impact on the policy cash values. This illustration assumes the average portfolio expense of all underlying portfolios is deducted.

ILLUSTRATIONS. The illustrations in the Prospectus present hypothetical investment results and those presented by the Company's representative will utilize hypothetical and/or historical investment results. Neither hypothetical nor historical investment returns are guaranteed. The values set forth are illustrative only and are not intended to predict actual performance. They are intended to help explain how the policy operates and are not deemed to represent future investment results. Actual investment results may be more or less and depend on a number of factors, as explained in the Prospectus.

CHARGES AND DEDUCTIONS. As described in the Prospectus, there are (a) charges made against each premium payment and (b) monthly deductions against the accumulation value for the cost of insurance, administrative charges, amount charges, and mortality and expense risks assumed by the Company. If I surrender the policy or allow it to lapse during the first 15 years after issue or an increase, a surrender charge will be imposed.

LOANS AND WITHDRAWALS. Policy loans and partial cash withdrawals are available, subject to certain limits and charges as explained in the Prospectus. If, at any time, the amount of the policy loan exceeds the cash surrender value, the grace period goes into effect and we may lapse the policy. Policy loans and partial withdrawals may cause the death benefit guarantee to terminate. Policy loans and withdrawals will reduce the policy's death benefit and available cash value.

TAX MATTERS. The Company does not provide legal or tax advice in reference to this life insurance policy. I acknowledge that the section in the Prospectus "Federal Tax Matters", is not intended to be a complete description of the tax status of the policy.


--------------------------------------------          --------------------------
APPLICANT OR POLICY OWNER                             DATE


--------------------------------------------          --------------------------
APPLICANT OR POLICY OWNER                             DATE

------------------    ----------------------
DATE OF PROSPECTUS    PROSPECTUS FORM NUMBER



--------------------------------------------          --------------------------
HENRY JORDAN                                          DATE



--------------------------------------------------------------------------------
             This illustration is not complete without all pages.

$1,000,000 Var Accum Design for                       Presented by: Henry Jordan
Version M3 2.7.0                                             11/01/2000 08:51 AM
State of Issue: Minnesota                                          Page 10 of 10